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WaMu Mortgage Pass-Through Certificates
Series 2007-OA1 Marketing Materials

One-Year MTA Indexed Option ARMS

$ [1,086,775,100]
(Approximate, Subject to
+/- 10% Variance)

WaMu Asset Acceptance Corp.
Depositor

Washington Mutual Bank
Sponsor and Servicer

Important Notice About Information Presented in this
Preliminary Term Sheet

The securities described in this preliminary term sheet may not be appropriate for all investors. Potential investors must be willing to assume, among other things, market price volatility, prepayment, yield curve and interest rate risks. Investors should carefully consider the risks of these securities.

We do not intend that there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer or sale would be unlawful prior to registration or qualification of such securities under the securities laws of any such state.

The issuer has filed a registration statement (including a prospectus) on Form S-3 with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may obtain these documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in this offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

We will provide information to you about the offered certificates in two separate documents that progressively provide more detail: (a) a prospectus, which provides general information, some of which may not apply to your series of certificates, and (b) the WaMu Mortgage Pass–Through Certificates, Series OA free writing prospectus, along with this preliminary term sheet, describes more specifically the terms of your series of certificates. This preliminary term sheet does not contain all of the information that is required to be included in the prospectus and the prospectus supplement that will be prepared for your series of certificates. The information in this preliminary term sheet is subject to completion or change. The information in this preliminary term sheet supersedes information contained in any prior term sheet relating to these securities prior to the time of your commitment to purchase. To understand the terms of the offered certificates, read carefully this entire preliminary term sheet and the prospectus and the WaMu Mortgage Pass–Through Certificates, Series OA free writing prospectus we will provide you. You may obtain a copy of the prospectus and the WaMu Mortgage Pass–Through Certificates, Series OA free writing prospectus by contacting WaMu Capital Corp. at 1-800-667-9569.

THE DATA DESCRIBING THE MORTGAGE POOL IN THIS PRELIMINARY TERM SHEET REFLECTS THE PRELIMINARY CHARACTERISTICS OF THE MORTGAGE POOL AS OF THE CUT-OFF DATE, WHICH IS JANUARY 1, 2007.  THE PROSPECTUS SUPPLEMENT THAT WILL BE PREPARED FOR THIS TRANSACTION WILL REFLECT THE FINAL MORTGAGE POOL DATA AS OF THE CUT-OFF DATE.  ONCE AVAILABLE, A FINAL PROSPECTUS AND PROSPECTUS SUPPLEMENT MAY BE OBTAINED WITHOUT CHARGE BY CONTACTING WAMU CAPITAL CORP. AT 1-800-667-9569.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the mortgage-backed securities referred to in this preliminary term sheet. The mortgage-backed securities referred to in this preliminary term sheet are being offered when, as and if issued. Our obligation to sell securities to you is conditioned on the securities having the characteristics described in this preliminary term sheet. If that condition is not satisfied, we will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

Preliminary Term Sheet	Date Prepared: [January 8], 2007

WaMu Mortgage Pass-Through Certificates, Series 2007-OA1

$ [1,086,775,100] (Approximate, Subject to +/- 10% Variance)

Publicly Offered Certificates

Adjustable Rate Residential Mortgage Loans

Class (1)	Principal/Notional Amount (Approx.) (1)	WAL (Yrs) To Call/Mat (2)	Pmt Window (Mths) To Call/Mat (2)	Interest Rate Type	Tranche Type	Expected Ratings S&P / Moody’s
A-1A	$ 806,976,000	3.17/3.46	1-99/1-480	Variable (3)	Senior	AAA/Aaa
A-1B	$ 100,873,000	3.17/3.46	1-99/1-480	Variable (4)	Senior Mezz	AAA/Aaa
A-1C	$ 100,873,000	3.17/3.46	1-99/1-480	Variable (4)	Junior Mezz	AAA/Aaa
R	$ 100			[ ]%	Senior/Residual	AAA/Aaa
X-1-PPP	$ 1,099,425,594			Variable (5)	Senior IO/PO/ Prepayment Penalty	AAA/Aaa
X-2	$ 104,420,108			Variable (6)	Senior IO	AAA/Aaa
B-1	$ 17,041,000	5.58/6.24	1-99/1-480	Variable (7)	Subordinate	AA+/Aa1
B-2	$ 17,590,000	5.58/6.24	1-99/1-480	Variable (7)	Subordinate	AA/Aa1
B-3	$ 5,497,000	5.58/6.24	1-99/1-480	Variable (7)	Subordinate	AA-/Aa1
B-4	$ 6,596,000	5.58/6.24	1-99/1-480	Variable (7)	Subordinate	A+/Aa1
B-5	$ 5,497,000	5.58/6.24	1-99/1-480	Variable (7)	Subordinate	A/Aa2
B-6	$ 4,397,000	5.58/6.24	1-99/1-480	Variable (7)	Subordinate	A-/Aa2
B-7	$ 3,847,000	5.58/6.24	1-99/1-480	Variable (7)	Subordinate	BBB+/Aa3
B-8	$ 2,748,000	5.58/6.24	1-99/1-480	Variable (7)	Subordinate	BBB/A1
B-9	$ 4,397,000	5.58/6.24	1-99/1-480	Variable (7)	Subordinate	BBB-/A2
B-10	$ 6,046,000	5.58/6.24	1-99/1-480	Variable (7)	Subordinate	N/R/Baa1
B-11	$ 4,397,000	5.58/6.24	1-99/1-480	Variable (7)	Subordinate	N/R/Baa3
B-12	$ 2,748,000	Privately Offered Certificates			Subordinate	N/R/Ba2
B-13	$ 2,748,000				Subordinate	N/R/B2
B-14	$ 7,154,494				Subordinate	NR / NR

Total:

$ 1,099,425,594

(1)     Distributions on the Certificates will be derived primarily from a pool of conforming balance and non-conforming balance adjustable-rate mortgage loans indexed off of One-Year MTA (as defined herein) (the “Mortgage Loans”)  Subgroup 1 is comprised of the Mortgage Loans that do not impose a prepayment penalty for early prepayment and have an initial fixed rate period of 3 months (the “Subgroup 1 Mortgage Loans” such mortgage loans, “Subgroup 1”).  Subgroup 2 is comprised of the Mortgage Loans that are not contained in Subgroup 1 (the “Subgroup 2 Mortgage Loans” such mortgage loans, “Subgroup 2”).   Distributions on the Class X-2 Certificates will be derived primarily from the Subgroup 1 Mortgage Loans.  Amounts otherwise available for distribution as interest to the Class X-1-PPP Certificates may instead be used to pay Carryover Shortfall Amounts to the Class A Certificates (as defined herein) and Subordinate Certificates (as defined herein). Class sizes are subject to final collateral pool size and rating agency approval and may increase or decrease by up to 10%.

(2)     WAL and Payment Windows for the Class A-1A, Class A-1B, Class A-1C, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates are shown to the Optional Call Date (as defined herein) and to Maturity.

(3)     On each Distribution Date (as defined herein), the certificate interest rate for the Class A-1A Certificates will be equal to the lesser of (i) One-Year MTA plus the related margin and (ii) the Net WAC Cap (as defined herein) for the Mortgage Loans.  In addition, if on the initial Distribution Date the certificate interest rate for the Class A-1A Certificates is equal to the Net WAC Cap for the Mortgage Loans, the Class A-1A Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class X-1-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to the payment of Carryover Shortfall Amounts, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(4)     For each Distribution Date, the certificate interest rate for the Class A-1B and Class A-1C Certificates will be equal to the least of (i) the London Interbank Offered Rate for one-month United States dollar deposits (“LIBOR”) plus the related margin (in each case, the margin will be multiplied by 2.0 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap (as defined herein) and (iii) the Net Life Cap (as defined herein). In addition, if on any Distribution Date the certificate interest rate for the Class A-1B and Class A-1C Certificates is equal to the Net WAC Cap for the Mortgage Loans, the Class A-1B and Class A-1C Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class X-1-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. For the initial Distribution Date, after giving effect to the payment of Carryover Shortfall Amounts, if any, the annual certificate interest rate on these certificates will equal approximately [__]%.

(5)     Solely for purposes of calculating distributions of principal and interest and the allocation of losses realized on the Mortgage Loans, the Class X-1-PPP Certificates will be deemed to be comprised of an interest-only component (the “Class X-1-PPP IO Component”, also a “Class X IO Component”) and a principal-only component (the “Class X-1-PPP PO Component”, also a “Class X PO Component”).  Interest, if any, will be payable with respect to the Class X IO Component. The Class X IO Component will not have a principal balance and principal will not be payable with respect to the Class X IO Component. The Class X PO Component will have a principal balance which initially will equal zero. Interest will not accrue on the Class X PO Component. In the event that interest otherwise payable with respect to the Class X IO Component is reduced as a result of the allocation of net negative amortization (as described herein), the amount of such reduction will be added as principal to the Class X-1-PPP principal balance.

The amount of interest available for distribution to the Class X-1-PPP Certificates on any Distribution Date (before giving effect to the allocation of any shortfall in interest collections and payment of Carryover Shortfall Amounts) will equal, subject to the limitations described in this footnote (5), the excess, if any, of:

(x)            the product of (i) a fraction, the numerator of which is the Net WAC Cap for the Mortgage Loans and the denominator of which is 12, and (ii) the Aggregate Loan Balance (as defined herein) over

(y)            the product of (i) a fraction, the numerator of which is the Weighted Average Certificate Interest Rate and the denominator of which is 12, and (ii) the Aggregate Loan Balance reduced by the Class X-1-PPP principal balance.

Notwithstanding the foregoing, interest otherwise available for distribution to the Class X-1-PPP Certificates on any Distribution Date may instead be distributed as Carryover Shortfall Amounts.  See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

In addition, the Class X-1-PPP Certificates will be entitled to receive all prepayment penalty payments, with respect to voluntary full prepayments, remitted to the Trust for each Mortgage Loan. Accordingly, these amounts will not be available for distribution to other classes of certificates.

(6)     For each Distribution Date, the Class X-2 Certificates will not receive any distributions of principal, but will accrue interest on the Class X-2 notional amount, which will equal the Subgroup 1 Balance (as defined herein). The initial Class X-2 notional amount will be approximately $[104,420,108].  For each Distribution Date, the certificate interest rate for the Class X-2 Certificates will be equal to the weighted average of an amount on each Subgroup 1 Mortgage Loan which is calculated as follows: (a) for each Subgroup 1 Mortgage Loan that was in its initial 3 month fixed rate period in the calendar month immediately preceding such Distribution Date, 0.00% and (b) for each Subgroup 1 Mortgage Loan that was not in its initial 3 month fixed rate period in the calendar month immediately preceding such Distribution Date, the excess, if any, of the gross margin on such Subgroup 1 Mortgage Loan over [1.475]%.

(7)     For each Distribution Date, the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates will be equal to the least of (i) LIBOR plus the related margin (in each case, the margin will be multiplied by 1.5 after the first possible Optional Call Date), (ii) the Adjusted Net WAC Cap and (iii) the Net Life Cap. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet. In addition, if on any Distribution Date the certificate interest rate for the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates is equal to the Adjusted Net WAC Cap, those Certificates may be entitled to receive, as interest, Carryover Shortfall Amounts from amounts, if any, otherwise payable to the Class X-1-PPP Certificates. See "Carryover Shortfall Amount" and "Certificates Priority of Distributions" in this preliminary term sheet.

Transaction Summary:

Issuing Entity:  WaMu Mortgage Pass-Through Certificates Series 2007-OA1 Trust (the "Trust')

Depositor:  WaMu Asset Acceptance Corp. (“WAAC”).

Sponsor and Servicer:  Washington Mutual Bank (“WMB”).

Sole Manager:  WaMu Capital Corp.

Trustee:  LaSalle Bank

Rating Agencies:  It is anticipated that the Offered Certificates will be rated by Moody’s and Standard & Poor’s and assigned the credit ratings described on page 3 of this Preliminary Term Sheet.

Cut-off Date:  January 1, 2007.

Expected Pricing Date For the Offered Certificates:  On or about January [9], 2007.

Closing Date:  On or about January [25], 2007.

Distribution Date:  The 25th of each month (or if such day is not a business day, the next succeeding business day), commencing in February 2007.

Servicing Fee for Subgroup 1 Mortgage Loans:  For Subgroup 1 Mortgage Loans: 0.375%.

Servicing Fee for Subgroup 2 Mortgage Loans (for Mortgage Loans Without Prepay Penalties):  For Subgroup 2 Mortgage Loans with no prepay penalties the greater of (i) 0.375% per annum of the principal balance of each Subgroup 2 Mortgage Loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [1.10]% per annum of the principal balance of such mortgage loan.

Servicing Fee for Subgroup 2 Mortgage Loans (for Mortgage Loans With Prepay Penalties Up to 12

Months):  For Subgroup 2 Mortgage Loans with prepay penalties for voluntary full prepayments received on or before the first anniversary of origination of the Mortgage Loan the greater of (i) 0.375% per annum of the principal balance of each Subgroup 2 Mortgage Loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [1.40]% per annum of the principal balance of such mortgage loan.

Servicing Fee Subgroup 2 Mortgage Loans (for Mortgage Loans With Prepay Penalties Greater Than Or Equal to 30

Months):  For Subgroup 2 Mortgage Loans with prepay penalties for voluntary full prepayments received within (a) 30 months or (b) 36 months, as applicable, of origination of the Mortgage Loan the greater of (i) 0.375% per annum of the principal balance of each Subgroup 2 Mortgage Loan and (ii) the excess, if any, of the gross margin on such mortgage loan over [2.40]% per annum of the principal balance of such mortgage loan.

Certificates:  The "Senior Certificates" will consist of the Class A-1A, Class A-1B and Class A-1C Certificates (the “Class A Certificates”), the Class X-1-PPP and Class X-2 Certificates (the “Class X Certificates”) and the Class R Certificates. The “Senior Subordinate Certificates” will consist of the Class B-1, Class B-2, Class B-3, Class B-4, Class B-5, Class B-6, Class B-7, Class B-8, Class B-9, Class B-10 and Class B-11 Certificates. The “Junior Subordinate Certificates” will consist of the Class B-12, Class B-13 and Class B-14 Certificates. The Senior Subordinate Certificates and Junior Subordinate Certificates are collectively known as the “Subordinate Certificates”. The Senior Certificates and Subordinate Certificates are collectively referred to herein as the “Certificates.” The Senior and Senior Subordinate Certificates are being offered herein and are referred to herein as the “Offered Certificates”.

Registration:  The Offered Certificates (excluding Class R) will be made available in book-entry form through DTC.  It is anticipated that the Offered Certificates will also be made available in book-entry form through Clearstream, Luxembourg and the Euroclear System.

Federal Tax Treatment:  It is anticipated that the Offered Certificates (other than the Class R Certificates and the portion of the Class X-1-PPP Certificates that represents the right to receive certain prepayment penalties) will be treated as REMIC regular interests for federal tax income purposes, coupled in certain cases with a right to receive additional payments pursuant to a notional principal contract and with respect to the Class X-1-PPP Certificates, with an obligation to make payments pursuant to a notional principal contract. The portion of the Class X-1-PPP Certificates that represents a right to receive certain prepayment penalties will be treated as a stripped interest in the related Mortgage Loans to which it relates for federal income tax purposes and will not represent an interest in any REMIC. The Class R Certificate will be treated as a REMIC residual interest for tax purposes.

Accrued Interest:  The price to be paid by investors for the Class A-1B, Class A-1C and Subordinate Certificates will not include accrued interest (settling flat). The price to be paid by investors for the Class A-1A and Class X Certificates will include [24] days of accrued interest.

Interest Accrual Period:  The interest accrual period for the Class A-1B, Class A-1C and Subordinate Certificates for a given Distribution Date will be the period beginning on the 25th day of the month immediately preceding the month during which such Distribution Date occurs (or, in the case of the first Distribution Date, the Closing Date) and ending on the 24th day of the month during which such Distribution Date occurs (on an actual/360 basis).  The interest accrual period for the Class A-1A and Class X Certificates will be on the calendar month prior to such Distribution Date (on a 30/360 basis).

ERISA Eligibility:  The Offered Certificates are subject to restrictions on transfer to certain plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code. Prospective investors should review with their legal advisors whether the purchase and holding of the Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Internal Revenue Code or other similar laws. The Class R Certificates are not expected to be eligible for purchase by persons investing assets of plans subject to Title I of ERISA or Section 4975 of the Internal Revenue Code.

SMMEA Treatment:  The [Class A, Class X, Class B-1, Class B-2, Class B-3, Class B-4, Class B-5 and Class B-6] Certificates are expected to constitute “mortgage related securities” for purposes of SMMEA. The Class B-7, Class B-8, Class B-9, Class B-10, Class B-11, Class B-12, Class B-13 and Class B-14 Certificates are not expected to constitute “mortgage related securities” for purposes of SMMEA.

Optional Termination:  The terms of the transaction allow for an optional termination of the Trust which may be exercised once the aggregate principal balance of the Mortgage Loans is equal to or less than 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date (the “Optional Call Date”).

Pricing Prepayment Speed:  The Offered Certificates will be priced to a prepayment speed of 25% CPR.

Compensating Interest:  Compensating interest paid by the Servicer with respect to the Mortgage Loans will equal the least of (a) any shortfall for the previous month in interest collections resulting from the timing of payoffs on the Mortgage Loans made from the 15th day of the calendar month before the Distribution Date to the last day of such month, (b) the sum of 1/12 of 0.050% of the aggregate Stated Principal Balance of the Mortgage Loans, any reinvestment income realized by the Servicer relating to payoffs on the Mortgage Loans made during the prepayment period, and interest payments on the payoffs received during the period of the 1st day through the 14th day of the month of the Distribution Date, as applicable and (c) 1/12 of 0.125% of the aggregate Stated Principal Balance of the Mortgage Loans.

Mortgage Loans:  As of the Cutoff Date, the aggregate principal balance of the mortgage loans described herein (the “Mortgage Loans”) is approximately $[1,099,425,594] As of the Cutoff Date, the aggregate principal balance of the Subgroup 1 Mortgage Loans and Subgroup 2 Mortgage Loans is approximately $[104,420,108] and $[995,005,485], respectively.  The Mortgage Loans consist of conventional, adjustable rate, first lien residential mortgage loans with original terms to maturity of not more than [30 or 40] years. The Mortgage Loans are conforming and non-conforming balance mortgage loans.  As of the Cutoff Date, the aggregate principal balance of the Mortgage Loans that impose a prepayment penalty for voluntary prepayments in full is approximately $[721,399,576] respectively. All the Mortgage Loans accrue interest at a mortgage rate which adjusts monthly (after an initial fixed rate period of [1 or 3] months) based upon an Index rate of the 12-month moving average of the monthly yield on United States treasury securities adjusted to a constant maturity of one year (“One-Year MTA”).  As of the Cut-off Date, approximately [69.65]% of the Mortgage Loans were still in their fixed rate period.  None of the Mortgage Loans are subject to a periodic rate adjustment cap.  All of the Mortgage Loans are subject to a maximum mortgage rate.

For all of the Mortgage Loans, the Minimum Monthly Payment is set at origination and, after an initial fixed rate period of [1 or 3] months, is adjusted on the first anniversary of the first due date and annually thereafter, subject to the limitations set forth below, to an amount which will fully amortize the Mortgage Loan at the then current mortgage interest rate in equal monthly installments over its remaining term to maturity (the “Minimum Monthly Payment”).  This adjustment is subject to the conditions that (i) the amount of the Minimum Monthly Payment will not increase or decrease by an amount that is more than 7.50% of the current Minimum Monthly Payment, (ii) as of the fifth anniversary of the first due date and on the same day every five years thereafter, the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) above and (iii) if the unpaid principal balance exceeds a percentage (110%) of the original principal balance due to negative amortization (the “Negative Amortization Limit”), the Minimum Monthly Payment will be recast without regard to the limitation in clause (i) to amortize fully the then unpaid principal balance over the remaining term to maturity.

Negative amortization on a Mortgage Loan will occur when the monthly payment made by the borrower is less than interest accrued at the current mortgage rate on the unpaid principal balance of the Mortgage Loan (such deficiency, “Negative Amortization”).  The amount of the Negative Amortization is added to the unpaid principal balance of the Mortgage Loan.

On the Closing Date, the aggregate principal balance of the Mortgage Loans as of the Cut-off Date is expected to be approximately $[1,099,425,594], subject to an increase or decrease of up to 10%.  It is expected that the characteristics of the Mortgage Loans on the closing date will be substantially similar to the characteristics of the Mortgage Loans described herein.  The initial principal balance of any of the Offered Certificates on the Closing Date is subject to an increase or decrease of up to 10% from the amounts shown herein.

Class X-1-PPP Certificates:  With respect to each Mortgage Loan, (a) all prepayment penalty payments on such Mortgage Loans remitted to the Trust with respect to voluntary full prepayments that have prepayment penalties and (b) any amounts paid by the Servicer, pursuant to the pooling agreement if the Servicer, waives a penalty on a voluntary full prepayment of a Mortgage Loan other than in accordance with the standards set forth in the pooling agreement, or paid by WMB pursuant to the mortgage loan sale agreement if it breaches certain representations and warranties with respect to a Mortgage Loan that requires payment of a penalty on voluntary full prepayment (each an "Assigned Prepayment Penalty") will be distributed to the holders of the Class X-1-PPP Certificates in the following manner: on each Distribution Date, the Class X-1-PPP Certificates will be entitled to receive all such prepayment penalty payments remitted to the Trust during the period from the 15th day of the immediately preceding calendar month (or, in the case of the first Distribution Date, from the Cut-Off Date) through the 14th day of the current calendar for each Mortgage Loan.

The holders of the Class X-1-PPP Certificates will not receive any prepayment penalty payment with respect to voluntary partial prepayments; each such payment will be retained by the Servicer as additional servicing compensation. No prepayment penalty payments will be available for distribution to holders of the other classes of certificates.

Prepayment penalties may be waived by the servicer and, if waived in accordance with the terms of the pooling agreement, the amount of the waived penalty will not be available for distribution to the holders of the Class X-1-PPP Certificates. Circumstances under which the servicer may waive a prepayment penalty include, among other circumstances set forth in the pooling agreement, (i) some cases, for Mortgage Loans originated by the Servicer or an affiliate thereof, where the mortgagor sells the mortgaged property and obtains a new mortgage loan originated and serviced by WMB to purchase another property, provided that the prepayment is made no earlier than one year after origination, (ii) some cases, for Mortgage Loans originated by the Servicer or an affiliate thereof, with prepayment penalty terms greater than 12 months, where the mortgagor refinances the Mortgage Loan with a new mortgage loan originated and serviced by WMB, provided that 90 days or less remain in the prepayment penalty term or (iii) for prepayments of accrued but unpaid interest that has been added to principal as a result of negative amortization.  Moreover, regardless of the terms of the mortgage note, the Servicer will not collect prepayment penalties after the third anniversary of the origination of the Mortgage Loan. The Servicer will also not collect prepayment penalties due to involuntary prepayments such as foreclosures.

Investors should conduct their own analysis of the effect, if any, that the payment of the Assigned Prepayment Penalties on the Class X-1-PPP Certificates, or decisions by the Servicer with respect to waiver thereof, may have on the performance of such certificates.  General economic conditions and homeowner mobility will also affect the prepayment rate.

In addition, under circumstances described in the pooling agreement, the depositor or WMB may be required to repurchase Mortgage Loans from the Trust (or substitute new mortgage loans for those Mortgage Loans). The holders of the Class X-1-PPP Certificates will not be entitled to any prepayment penalty paid, after the date of repurchase or substitution, on a Mortgage Loan that was repurchased from the Trust or substituted for.

See the "Prepay Term (Months)" tables in this preliminary term sheet for information regarding the number of loans, and the related percentage of the mortgage pool, that contain prepayment penalties, broken out for each of the various prepayment penalty terms. Generally, the Mortgage Loans with prepayment penalties provide for the payment of a penalty in connection with certain voluntary, full or partial prepayments made within a period of time specified in the related mortgage note and generally ranging from [one to three years] from the date of origination of such Mortgage Loan. The amount of the applicable prepayment penalty, to the extent permitted by applicable law, is as provided in the related mortgage note.

As of the Cutoff Date, for Mortgage Loans that impose prepayment penalties for voluntary full prepayments received on or before the first anniversary of the origination of the Mortgage Loan, the amount of such prepayment penalty is 2.0% of the original loan amount.

As of the Cutoff Date, for Mortgage Loans that impose prepayment penalties for voluntary full prepayments received within three years from origination of the Mortgage Loan, the amount of such prepayment penalty is (i) 3.0% of the original loan amount for voluntary full prepayments received on or before the first anniversary of the origination of the Mortgage Loan, (ii) 2.0% of the original loan amount for voluntary full prepayments received after the first anniversary of the origination of the Mortgage Loan but on or before the second anniversary of the origination of the Mortgage Loan and (iii) 1.0% of the original loan amount for voluntary full prepayments received after the second anniversary of the origination of the Mortgage Loan but on or before the third anniversary of the origination of the Mortgage Loan.

As of the Cutoff Date, for Mortgage Loans that impose prepayment penalties for voluntary full prepayments received within 30 months from origination of the Mortgage Loan, the penalty is 2% of the amount of the prepayment in excess of 20% of the original loan amount.

Credit Enhancement:  Senior/subordinate, shifting interest structure.  The credit enhancement information shown below is subject to final rating agency approval.  Credit enhancement for the Class A Certificates will consist of the subordination of the Subordinate Certificates, initially [8.25]% total subordination (subject to the variance stated in the collateral profile).

Shifting Interest:  For each Distribution Date in or before January 2017, the Subordinate Certificates will be locked out from receipt of prepayments in full on a Mortgage Loan (each, a “Payoff”) and partial prepayments on a Mortgage Loan, including any amounts in excess of the Minimum Monthly Payment (each, a “Curtailment”) (net of Negative Amortization) (unless the aggregate principal balance of the Class A Certificates and the Class X PO Component are paid down to zero or the credit enhancement provided by the Subordinate Certificates has doubled prior to such date as described below). After such time and subject to standard collateral performance triggers (as described in the WaMu Mortgage Pass–Through Certificates, Series OA free writing prospectus), the Subordinate Certificates will receive their increasing portions of unscheduled principal payments (net of Negative Amortization).

The prepayment percentages on the Subordinate Certificates are as follows:

Periods:	Unscheduled Principal Payments (%)
February 2007 – January 2017	0% Pro Rata Share
February 2017 – January 2018	30% Pro Rata Share
February 2018 – January 2019	40% Pro Rata Share
February 2019 – January 2020	60% Pro Rata Share
February 2020 – January 2021	80% Pro Rata Share
February 2021 and after	100% Pro Rata Share

Notwithstanding the foregoing, if the credit enhancement provided by the Subordinate Certificates has doubled (subject to the performance triggers described in WaMu Mortgage Pass–Through Certificates, Series OA free writing prospectus), (i) on or prior to the Distribution Date in January 2010, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 20%, the Subordinate Certificates will be entitled to 50% of their pro rata share of Payoffs and Curtailments (net of Negative Amortization) or (ii) after the Distribution Date in January 2010, and the cumulative realized losses on the Mortgage Loans allocated to the Subordinate Certificates, as a percentage of the aggregate class principal balance of the Subordinate Certificates as of the Closing Date, do not exceed 30%, the Subordinate Certificates will be entitled to 100% of their pro rata share of Payoffs and Curtailments (net of Negative Amortization).

  In the event the current aggregate principal balance of the Class A Certificates and Class X PO Component, divided by the Stated Principal Balance of the Mortgage Loans (the "Senior Percentage") exceeds the applicable initial Senior Percentage as of the Closing Date, the Class A and Class X-1-PPP Certificates will receive all Payoffs and Curtailments (net of Negative Amortization) for the Mortgage Loans.

Stated Principal Balance:  The "Stated Principal Balance" of any Mortgage Loan as of any date of determination is equal to its principal balance as of the Cut-Off Date, after application of all scheduled principal payments due on or before the Cut-Off Date, whether or not received, reduced by all amounts allocable to principal that have been distributed to certificateholders with respect to that Mortgage Loan on or before that date of determination, and as further reduced to the extent that any realized loss on that Mortgage Loan has been allocated to one or more classes of certificates on or before that date of determination, and as increased by the amounts of any Negative Amortization with respect to that Mortgage Loan for all prior interest accrual periods.

Class Principal Balance:  The "Class Principal Balance" for any Distribution Date and for any class of certificates will equal the aggregate amount of principal to which such class or, in the case of the Class X-1-PPP Certificates, the principal-only component, is entitled on the Closing Date, reduced by all distributions of principal to that class or component, as applicable, and all allocations of losses required to be borne by that class or component, as applicable, before that Distribution Date and increased by the portion of the aggregate Net Negative Amortization allocated to that class or component, as applicable.

Net Mortgage Rate:  The "Net Mortgage Rate" with respect to each Mortgage Loan is equal to the excess, if any, of the mortgage interest rate over the servicing fee rate.

Net WAC Cap:  The "Net WAC Cap" for any Distribution Date and the Mortgage Loans is equal to (x) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the second preceding Due Date (after giving effect to (a) the payments due on the Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on the Mortgage Loans received on or before the 14th day of the calendar month of that Due Date) reduced by (y) a fraction, the numerator of which is the product of the Class X-2 interest rate for that Distribution Date and the Subgroup 1 Balance, and the denominator of which is the Aggregate Loan Balance.

Adjusted Net WAC Cap:  The "Adjusted Net WAC Cap" is equal to the Net WAC Cap for the Mortgage Loans, adjusted on an actual/360 basis.

Net Life Cap:  The "Net Life Cap" is the Adjusted Net WAC Cap modified as follows: for purposes of calculating the Net WAC Cap, the lifetime maximum mortgage rate for each Mortgage Loan will be substituted for the per annum mortgage rate for such Mortgage Loan.

Aggregate Loan Balance and Subgroup 1 Balance:  The "Aggregate Loan Balance'' and "Subgroup 1 Balance'' for any Distribution Date is the aggregate principal balance of the Mortgage Loans and the Subgroup 1 Mortgage Loans, respectively, as of the second preceding Due Date (after giving effect to (a) the payments due on the related Mortgage Loans on that Due Date and (b) except for the first Distribution Date, any Payoffs on the related Mortgage Loans received on or before the 14th day of the calendar month of that Due Date).

Weighted Average Certificate Interest Rate:  The "Weighted Average Certificate Interest Rate" for any Distribution Date is the weighted average (weighted according to Class Principal Balance) of the annual certificate interest rates on the Class A and Subordinate Certificates (each of which annual certificate interest rates, in the case of the Class A-1B, Class A-1C and Subordinate Certificates, will be multiplied by a fraction, the numerator of which is the actual number of days in the related certificate accrual period and the denominator of which is 30).

Carryover Shortfall Amount:  With respect to the Class A-1A Certificates, if, on the initial Distribution Date, One-Year MTA plus the related margin for the Class A-1A Certificates is greater than the applicable Net WAC Cap, then such class will be entitled to the payment of an amount equal to the excess, if any, of (a) the amount of interest that would have accrued on such class at a certificate interest rate equal to One-Year MTA plus the related margin, over (b) the actual amount of interest accrued on such class for such Distribution Date (the "Carryover Shortfall Amount"). The Class A-1A Certificates will not be entitled to Carryover Shortfall Amounts on any Distribution Date other than the initial Distribution Date.

With respect to the Class A-1B, Class A-1C and each class of Subordinate Certificates, if, on any Distribution Date, LIBOR plus the related margin for such class is greater than the applicable Adjusted Net WAC Cap, then such class will be entitled to the payment of an amount equal to the sum of (i) the excess, if any, of (a) the lesser of (1) interest accrued at LIBOR plus the related margin for such class and (2) the Net Life Cap, over (b) interest accrued on such class at the applicable Adjusted Net WAC Cap and (ii) the unpaid portion of any such excess from previous Distribution Dates (and any interest thereon at the certificate interest rate for such class without giving effect to the related Adjusted Net WAC Cap) (together, the "Carryover Shortfall Amount").

Carryover Shortfall Amounts will be paid to the Class A Certificates pro rata according to such Carryover Shortfall Amounts, from the interest otherwise distributable to the Class X-1-PPP Certificates (after the reduction due to Net Negative Amortization allocated to the Class X-1-PPP Certificates). Carryover Shortfall Amounts will be paid, sequentially in order of seniority, to the Subordinate Certificates, from the remaining interest otherwise distributable to the Class X-1-PPP Certificates (after the reduction due to Net Negative Amortization allocated to the Class X-1-PPP Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class A Certificates).

Adjusted Cap Rate:  The "Adjusted Cap Rate" for any Distribution Date and the Class A-1A Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Mortgage Loans at the Net WAC Cap for that Distribution Date less the Net Negative Amortization and (ii) 12, and the denominator of which is the Aggregate Loan Balance.

The "Adjusted Cap Rate" for any Distribution Date and the Class A-1B, Class A-1C and any class of Subordinate Certificates will equal a fraction, the numerator of which is equal to the product of (i) the amount of interest accrued on the Mortgage Loans at the Net WAC Cap for the Mortgage Loans for that Distribution Date less the Net Negative Amortization and (ii) 12, and the denominator of which is the Aggregate Loan Balance, such fraction multiplied by a ratio, the numerator of which is 30 and the denominator of which is the actual number of days in the related certificate accrual period.

Negative Amortization:  The Mortgage Loans may experience negative amortization when the interest accrued on a Mortgage Loan exceeds the monthly payment due on such Mortgage Loan.  Such excess is deferred and added to the unpaid principal balance of such Mortgage Loan.

Net Negative Amortization:  The "Net Negative Amortization'' for any Distribution Date will equal the excess, if any, of (i) the aggregate amount of Negative Amortization with respect to the Mortgage Loans during the prior calendar month over (ii) the aggregate amount of Payoffs and Curtailments received with respect to the Mortgage Loans during the related Prepayment Period.

For any Distribution Date, the Net Negative Amortization will be allocated among the certificates as follows:

(i) first, the Net Negative Amortization, to the Class X-1-PPP Certificates in reduction of the interest otherwise payable to the Class X-1-PPP Certificates, until such amount is reduced to zero; and

(ii) second, the Net Negative Amortization remaining after the allocation pursuant to clause (i) above, to the Class A-1A, Class A-1B, Class A-1Cand Subordinate Certificates in proportion to the excess, if any, for each such class of (x) the current interest accrued at the applicable certificate interest rate for such class over (y) the amount of current interest that would have accrued had the certificate interest rate for such class equaled the Adjusted Cap Rate for such class and for such Distribution Date.

The amount of Net Negative Amortization allocated to any class of Certificates in reduction of the interest otherwise payable to such class will be added to the Class Principal Balance of such class.

Allocation of Realized Losses:  Any realized losses on the Mortgage Loans will be allocated as follows: first, to the Subordinate Certificates in reverse order of their numerical class designations, in each case until the respective Class Principal Balance has been reduced to zero; and second, any realized losses remaining on the Mortgage Loans to the Class A and Class X-1-PPP Certificates, on a pro-rata basis, until the respective Class Principal Balance has been reduced to zero;

provided, however, that the aggregate realized losses so allocated to the Class A Certificates will instead be allocated, sequentially, as follows:

(a)           first, to the Class A-1C Certificates, until their Class Principal Balance is reduced to zero,

(b)           second, to the Class A-1B Certificates, until their Class Principal Balance is reduced to zero, and

(c)           third, to the Class A-1A Certificates, until their Class Principal Balance is reduced to zero.

Certificates Priority of Distributions:  Available funds from the Mortgage Loans will be distributed in the following order of priority:

1) to the Senior Certificates, accrued and unpaid interest, pro rata, at the related certificate interest rate; provided, however, that any interest otherwise distributable with respect to the Class X-1-PPP Certificates will be reduced to the extent needed to pay any Carryover Shortfall Amounts as described below (after giving effect to the allocation of any Net Negative Amortization);

2) to the Senior Certificates, the aggregate principal allocable to the Senior Certificates, sequentially, as follows:

(a) first, to the Class R Certificates, as principal, until its Class Principal Balance is reduced to zero,

(b) second, to the Class A-1A, Class A-1B and Class A-1CCertificates, as principal, pro rata according to Class Principal Balance, until their respective Class Principal Balances are reduced to zero; and

(c) third, to the Class X-1-PPP Certificates, as principal, until the Class X-1-PPP Principal Balance has been reduced to zero;

3) (a) on the initial Distribution Date, to the Class A-1A, Class A-1B and Class A-1C Certificates, their Carryover Shortfall Amounts, pro rata according to such Carryover Shortfall Amounts, from the interest otherwise distributable to the Class X-1-PPP Certificates on such Distribution Date (after the reduction due to Net Negative Amortization allocated to the Class X-1-PPP Certificates); and

(b)  on each Distribution Date after the initial Distribution Date, to the Class A-1B and Class A-1C Certificates, their Carryover Shortfall Amounts, pro rata according to such Carryover Shortfall Amounts, from the interest otherwise distributable to the Class X-1-PPP Certificates on such Distribution Date (after the reduction due to Net Negative Amortization allocated to the Class X-1-PPP Certificates);

4) to the Class B-1 Certificates, accrued and unpaid interest at the Class B-1 certificate interest rate;

5) to the Class B-1 Certificates, principal allocable to such Class;

6) to the Class B-2 Certificates, accrued and unpaid interest at the Class B-2 certificate interest rate;

7) to the Class B-2 Certificates, principal allocable to such Class;

8) to the Class B-3 Certificates, accrued and unpaid interest at the Class B-3 certificate interest rate;

9) to the Class B-3 Certificates, principal allocable to such Class;

10) to the Class B-4 Certificates, accrued and unpaid interest at the Class B-4 certificate interest rate;

11) to the Class B-4 Certificates, principal allocable to such Class;

12) to the Class B-5 Certificates, accrued and unpaid interest at the Class B-5 certificate interest rate;

13) to the Class B-5 Certificates, principal allocable to such Class;

14) to the Class B-6 Certificates, accrued and unpaid interest at the Class B-6 certificate interest rate;

15) to the Class B-6 Certificates, principal allocable to such Class;

16) to the Class B-7 Certificates, accrued and unpaid interest at the Class B-7 certificate interest rate;

17) to the Class B-7 Certificates, principal allocable to such Class;

18) to the Class B-8 Certificates, accrued and unpaid interest at the Class B-8 certificate interest rate;

19) to the Class B-8 Certificates, principal allocable to such Class;

20) to the Class B-9 Certificates, accrued and unpaid interest at the Class B-9 certificate interest rate;

21) to the Class B-9 Certificates, principal allocable to such Class;

22) to the Class B-10 Certificates, accrued and unpaid interest at the Class B-10 certificate interest rate;

23) to the Class B-10 Certificates, principal allocable to such Class;

24) to the Class B-11 Certificates, accrued and unpaid interest at the Class B-11 certificate interest rate;

25) to the Class B-11 Certificates, principal allocable to such Class;

26) to the Class B-12, Class B-13 and Class B-14 Certificates, in sequential order, accrued and unpaid interest and principal in the same manner as for the Senior Subordinate Certificates;

27) to the Subordinate Certificates, in sequential order, their Carryover Shortfall Amounts, from remaining interest otherwise distributable to the Class X-1-PPP Certificates (after the reduction due to Net Negative Amortization allocated to the Class X-1-PPP Certificates and the reduction due to payment of Carryover Shortfall Amounts to the Class A Certificates); and

28) to the Class R Certificate, any remaining amount.

Notwithstanding the foregoing, for each Distribution Date on or after the first Distribution Date on which the aggregate Class Principal Balance of the Subordinate Certificates has been or will be reduced to zero, distributions of principal under paragraph (2) above will be made to the Class A  and Class X-1-PPP Certificates pro rata according to Class Principal Balance.

In addition, see "Transaction Summary – Class X-1-PPP Certificates" in this preliminary term sheet for a description of the distributions of prepayment penalty payments on the Class X-1-PPP Certificates.

IMPORTANT NOTICE REGARDING COLLATERAL MATERIALS

                The information contained in this section has not been independently verified by WaMu Capital Corp.  The information contained in this section is preliminary and subject to change and supersedes information contained in any prior collateral materials for this transaction.

WaMu Mortgage Pass-Through Certificates
Series 2007-OA1
Mortgage Loans
Preliminary Collateral Information As of 01/01/07

TOTAL CURRENT BALANCE	$1,099,425,595
TOTAL ORIGINAL BALANCE	$1,100,539,776

NUMBER OF LOANS	1,909

			Minimum		Maximum
AVG CURRENT BALANCE	$575,917		$29,996		$3,000,000
AVG ORIGINAL BALANCE	$576,501		$29,900		$3,000,000

WAVG GROSS COUPON	3.23%		1.00%		10.07%
WAVG GROSS MARGIN	2.69%		1.70%		5.45%
WAVG MAX INT RATE	10.02%		9.30%		12.69%

WAVG CURRENT LTV	70.50%		11.79%		98.38%

WAVG FICO SCORE	730		601		820

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	2	Month(s)

WAVG NEG AM LIMIT	110%		110%		110%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	405	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	405	Month(s)	353	Month(s)	480	Month(s)
WAVG SEASONING	1	Month(s)	0	Month(s)	7	Month(s)

NZ WAVG PREPAY TERM	16	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(63.55%),FL(9.42%),WA(3.56%)
MAXIMUM CA ZIPCODE	1.00%

FIRST PAY DATE			July 1,2006		February 1,2007

RATE CHANGE DATE			February 1,2007		March 1,2007

MATURITY DATE			June 1,2036		January 1,2047

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	1,909	$1,099,425,594.78	100.00%
Total	1,909	$1,099,425,594.78	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
MTA	1,909	$1,099,425,594.78	100.00%
Total	1,909	$1,099,425,594.78	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	60	$4,269,564.30	0.39%
100,001—200,000	209	33,092,302.49	3.01
200,001—300,000	319	79,720,426.89	7.25
300,001—400,000	259	90,833,438.14	8.26
400,001—500,000	250	112,831,725.53	10.26
500,001—600,000	225	124,240,862.08	11.30
600,001—700,000	104	67,564,938.75	6.15
700,001—800,000	93	70,575,979.27	6.42
800,001—900,000	55	47,339,255.48	4.31
900,001—1,000,000	105	101,831,044.97	9.26
1,000,001—1,100,000	20	21,086,375.32	1.92
1,100,001—1,200,000	30	34,895,179.06	3.17
1,200,001—1,300,000	31	39,204,920.06	3.57
1,300,001—1,400,000	20	27,050,596.65	2.46
1,400,001—1,500,000	27	40,076,026.90	3.65
1,500,001—1,600,000	16	24,931,440.49	2.27
1,600,001—1,700,000	15	24,940,265.07	2.27
1,700,001—1,800,000	8	14,058,487.50	1.28
1,800,001—1,900,000	8	14,810,688.33	1.35
1,900,001—2,000,000	12	23,573,162.94	2.14
2,000,001—2,100,000	5	10,247,306.13	0.93
2,100,001—2,200,000	7	15,174,534.24	1.38
2,200,001—2,300,000	9	20,449,777.82	1.86
2,300,001—2,400,000	5	11,711,565.71	1.07
2,400,001—2,500,000	4	9,939,421.90	0.90
2,500,001 >=	13	34,976,308.76	3.18
Total	1,909	$1,099,425,594.78	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	367	$230,514,583.02	20.97%
1.001—1.250	464	282,893,873.05	25.73
1.251—1.500	86	47,730,313.53	4.34
1.501—1.750	133	117,961,110.95	10.73
1.751—2.000	77	30,749,624.76	2.80
2.001—2.250	38	14,384,252.00	1.31
2.251—2.500	35	18,018,080.00	1.64
2.501—2.750	21	8,209,041.22	0.75
2.751—3.000	33	6,190,687.25	0.56
3.001—3.250	15	4,200,867.72	0.38
3.251—3.500	11	1,846,530.85	0.17
3.501—3.750	8	1,975,200.00	0.18
3.751—4.000	3	825,000.00	0.08
4.001—4.250	1	233,124.00	0.02
6.501—6.750	2	692,967.97	0.06
6.751—7.000	27	16,117,361.85	1.47
7.001—7.250	48	30,925,065.17	2.81
7.251—7.500	158	94,260,556.98	8.57
7.501—7.750	222	121,506,569.57	11.05
7.751—8.000	75	44,121,907.92	4.01
8.001—8.250	21	3,972,631.20	0.36
8.251—8.500	11	2,784,033.56	0.25
8.501—8.750	23	8,641,438.10	0.79
8.751—9.000	13	6,249,057.47	0.57
9.001—9.250	9	2,173,686.64	0.20
9.251—9.500	4	1,526,767.07	0.14
9.501—9.750	2	284,173.16	0.03
9.751—10.000	1	97,375.63	0.01
10.001—10.250	1	339,714.14	0.03
Total	1,909	$1,099,425,594.78	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.501—1.750	1	$169,717.89	0.02%
1.751—2.000	35	20,967,950.06	1.91
2.001—2.250	102	69,662,313.93	6.34
2.251—2.500	380	278,575,169.06	25.34
2.501—2.750	618	347,002,701.70	31.56
2.751—3.000	517	302,561,699.68	27.52
3.001—3.250	28	7,907,746.46	0.72
3.251—3.500	41	11,806,055.07	1.07
3.501—3.750	58	20,684,545.89	1.88
3.751—4.000	50	16,069,453.17	1.46
4.001—4.250	45	14,418,999.82	1.31
4.251—4.500	11	2,694,098.31	0.25
4.501—4.750	13	3,681,982.68	0.33
4.751—5.000	6	1,069,746.92	0.10
5.001—5.250	3	1,480,214.14	0.13
5.251—5.500	1	673,200.00	0.06
Total	1,909	$1,099,425,594.78	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.251—9.500	1	$858,000.00	0.08%
9.501—9.750	429	290,088,242.93	26.39
9.751—10.000	608	372,892,259.99	33.92
10.001—10.250	527	302,484,189.30	27.51
10.251—10.500	108	57,582,006.72	5.24
10.501—10.750	27	8,936,852.37	0.81
10.751—11.000	80	25,473,191.28	2.32
11.001—11.250	64	21,228,240.79	1.93
11.251—11.500	34	9,951,266.15	0.91
11.501—11.750	15	4,125,238.98	0.38
11.751—12.000	10	3,930,316.50	0.36
12.001—12.250	2	285,500.00	0.03
12.251—12.500	3	1,250,575.63	0.11
12.501—12.750	1	339,714.14	0.03
Total	1,909	$1,099,425,594.78	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,218	$686,251,896.03	62.42%
480	691	413,173,698.75	37.58
Total	1,909	$1,099,425,594.78	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	1,909	$1,099,425,594.78	100.00%
Total	1,909	$1,099,425,594.78	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	1,218	$686,251,896.03	62.42%
471—480	691	413,173,698.75	37.58
Total	1,909	$1,099,425,594.78	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	1,172	$657,520,467.45	59.81%
1—3	735	440,643,761.10	40.08
4—6	1	966,217.73	0.09
7—9	1	295,148.50	0.03
Total	1,909	$1,099,425,594.78	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	6	$1,160,269.51	0.11%
21—25	10	1,423,315.70	0.13
26—30	21	9,054,695.70	0.82
31—35	25	10,242,972.87	0.93
36—40	27	10,380,786.44	0.94
41—45	49	21,873,803.21	1.99
46—50	49	25,780,535.40	2.34
51—55	71	43,512,260.98	3.96
56—60	99	70,388,525.56	6.40
61—65	129	97,135,106.59	8.84
66—70	257	176,197,821.29	16.03
71—75	227	153,432,098.29	13.96
76—80	854	456,313,308.74	41.50
81—85	17	6,752,091.36	0.61
86—90	62	14,106,420.29	1.28
91—95	5	1,376,434.35	0.13
96—100	1	295,148.50	0.03
Total	1,909	$1,099,425,594.78	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	6	$1,160,269.51	0.11%
21—25	10	1,423,315.70	0.13
26—30	21	9,054,695.70	0.82
31—35	25	10,242,972.87	0.93
36—40	27	10,380,786.44	0.94
41—45	46	20,956,067.13	1.91
46—50	52	26,698,271.48	2.43
51—55	72	43,544,213.66	3.96
56—60	97	69,529,450.28	6.32
61—65	135	98,154,985.47	8.93
66—70	250	174,919,659.54	15.91
71—75	230	154,075,751.34	14.01
76—80	861	461,093,799.88	41.94
81—85	10	2,940,567.23	0.27
86—90	61	13,579,205.70	1.24
91—95	5	1,376,434.35	0.13
96—100	1	295,148.50	0.03
Total	1,909	$1,099,425,594.78	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
600—619	10	$2,660,962.70	0.24%
620—639	42	9,812,884.89	0.89
640—659	76	38,116,150.17	3.47
660—679	71	38,509,743.02	3.50
680—699	285	157,527,371.94	14.33
700—719	301	184,075,694.36	16.74
720—739	335	215,747,210.69	19.62
740—759	287	171,901,808.89	15.64
760—779	265	160,138,479.34	14.57
780—799	166	89,587,448.20	8.15
800 >=	71	31,347,840.58	2.85
Total	1,909	$1,099,425,594.78	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	146	$60,414,250.22	5.50%
Reduced Doc	1,763	1,039,011,344.56	94.50
Total	1,909	$1,099,425,594.78	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	324	$113,368,756.68	10.31%
Owner Occupied	1,403	899,820,787.16	81.84
Second Home	182	86,236,050.94	7.84
Total	1,909	$1,099,425,594.78	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Co-Op	4	$1,302,097.90	0.12%
Duplex	65	27,966,346.03	2.54
Fourplex	5	1,857,375.83	0.17
Low Rise Condo	262	115,178,933.13	10.48
PUD	383	241,726,889.46	21.99
Single Family Residence	1,187	709,804,452.43	64.56
Triplex	3	1,589,500.00	0.14
Total	1,909	$1,099,425,594.78	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	603	$322,303,751.95	29.32%
Refi—Cash Out	865	481,232,413.11	43.77
Refi—No Cash Out	441	295,889,429.72	26.91
Total	1,909	$1,099,425,594.78	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	543	$378,026,018.43	34.38%
12	1,080	596,952,600.92	54.30
30	22	9,656,635.71	0.88
36	264	114,790,339.72	10.44
Total	1,909	$1,099,425,594.78	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	74	$38,271,725.25	3.48%
CA	1,076	698,650,185.74	63.55
CO	21	13,325,388.65	1.21
CT	16	9,706,079.75	0.88
FL	217	103,596,562.36	9.42
GA	20	5,176,414.35	0.47
ID	3	1,426,547.96	0.13
IL	59	34,147,216.98	3.11
IN	9	1,674,774.51	0.15
KY	1	84,000.00	0.01
MA	21	11,958,741.50	1.09
MD	19	10,045,655.32	0.91
ME	1	229,600.00	0.02
MI	11	3,072,102.25	0.28
MN	25	7,980,400.88	0.73
MO	3	686,220.00	0.06
NC	8	5,045,878.90	0.46
NH	3	1,812,400.00	0.16
NJ	31	16,153,561.01	1.47
NV	38	14,902,738.61	1.36
NY	53	31,631,628.98	2.88
OH	7	2,298,968.42	0.21
OR	24	8,912,556.27	0.81
PA	18	4,116,606.64	0.37
SC	8	3,800,161.28	0.35
TN	3	949,026.51	0.09
TX	18	6,065,325.09	0.55
UT	8	5,043,036.45	0.46
VA	27	16,646,936.16	1.51
VT	1	146,649.69	0.01
WA	76	39,148,891.15	3.56
WI	9	1,385,064.12	0.13
WY	1	1,334,550.00	0.12
Total	1,909	$1,099,425,594.78	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	1,174	$668,585,333.18	60.81%
15.00 or less	17	4,724,652.14	0.43
15.01—20.00	18	7,614,617.43	0.69
20.01—25.00	34	17,412,062.65	1.58
25.01—30.00	70	39,931,837.04	3.63
30.01—35.00	115	69,739,868.41	6.34
35.01—40.00	168	101,364,699.41	9.22
40.01—45.00	144	91,104,297.72	8.29
45.01—50.00	96	55,390,619.23	5.04
50.01—55.00	54	35,510,407.81	3.23
55.01—60.00	17	7,707,655.42	0.70
60.01 >=	2	339,544.34	0.03
Total	1,909	$1,099,425,594.78	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 39.00%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,631	$928,515,027.19	84.45%
60.00 or less	12	9,847,978.66	0.90
60.01—65.00	3	1,418,185.96	0.13
65.01—70.00	7	6,034,409.94	0.55
70.01—75.00	10	11,024,164.35	1.00
75.01—80.00	25	21,797,481.95	1.98
80.01—85.00	24	14,551,488.21	1.32
85.01—90.00	152	80,788,586.10	7.35
90.01—95.00	45	25,448,272.42	2.31
Total	1,909	$1,099,425,594.78	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 83.00%.

WaMu Mortgage Pass-Through Certificates
Series 2007-OA1 Sub-Group 1
Mortgage Loans
Preliminary Collateral Information As of 01/01/07

TOTAL CURRENT BALANCE	$104,420,109
TOTAL ORIGINAL BALANCE	$104,852,038

NUMBER OF LOANS	110

			Minimum		Maximum
AVG CURRENT BALANCE	$949,274		$159,281		$2,568,861
AVG ORIGINAL BALANCE	$953,200		$160,000		$2,580,000

WAVG GROSS COUPON	1.71%		1.63%		7.48%
WAVG GROSS MARGIN	2.67%		2.40%		4.13%
WAVG MAX INT RATE	9.77%		9.60%		11.28%

WAVG CURRENT LTV	66.39%		27.46%		79.83%

WAVG FICO SCORE	742		655		801

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	2	Month(s)

WAVG NEG AM LIMIT	110%		110%		110%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	369	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	367	Month(s)	358	Month(s)	478	Month(s)
WAVG SEASONING	2	Month(s)	1	Month(s)	3	Month(s)

NZ WAVG PREPAY TERM	0	Month(s)	0	Month(s)	0	Month(s)

TOP STATE CONC	CA(68.57%),IL(16.27%),WA(11.44%)
MAXIMUM CA ZIPCODE	6.11%

FIRST PAY DATE			November 1,2006		January 1,2007

RATE CHANGE DATE			February 1,2007		March 1,2007

MATURITY DATE			November 1,2036		November 1,2046

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	110	$104,420,108.85	100.00%
Total	110	$104,420,108.85	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
MTA	110	$104,420,108.85	100.00%
Total	110	$104,420,108.85	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
100,001—200,000	3	$545,905.95	0.52%
200,001—300,000	1	233,124.00	0.22
300,001—400,000	5	1,752,511.24	1.68
400,001—500,000	8	3,574,826.46	3.42
500,001—600,000	6	3,286,437.99	3.15
600,001—700,000	13	8,318,064.99	7.97
700,001—800,000	16	12,221,250.12	11.70
800,001—900,000	11	9,438,687.47	9.04
900,001—1,000,000	16	15,291,291.72	14.64
1,000,001—1,100,000	4	4,307,403.87	4.13
1,100,001—1,200,000	3	3,461,570.68	3.32
1,200,001—1,300,000	5	6,266,697.82	6.00
1,300,001—1,400,000	1	1,344,111.70	1.29
1,400,001—1,500,000	3	4,460,657.19	4.27
1,500,001—1,600,000	3	4,658,380.97	4.46
1,600,001—1,700,000	3	5,057,276.82	4.84
1,900,001—2,000,000	2	3,937,437.70	3.77
2,000,001—2,100,000	1	2,056,084.17	1.97
2,100,001—2,200,000	2	4,385,981.03	4.20
2,300,001—2,400,000	1	2,300,026.37	2.20
2,400,001—2,500,000	1	2,439,421.90	2.34
2,500,001 >=	2	5,082,958.69	4.87
Total	110	$104,420,108.85	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.501—1.750	103	$98,269,782.44	94.11%
1.751—2.000	4	4,733,986.53	4.53
2.501—2.750	1	187,566.22	0.18
4.001—4.250	1	233,124.00	0.22
7.251—7.500	1	995,649.66	0.95
Total	110	$104,420,108.85	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
2.251—2.500	37	$38,314,824.07	36.69%
2.501—2.750	26	28,627,161.63	27.42
2.751—3.000	45	37,057,432.93	35.49
3.501—3.750	1	233,124.00	0.22
4.001—4.250	1	187,566.22	0.18
Total	110	$104,420,108.85	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.501—9.750	52	$57,057,128.61	54.64%
9.751—10.000	48	41,823,967.04	40.05
10.001—10.250	8	5,118,322.98	4.90
10.501—10.750	1	233,124.00	0.22
11.251—11.500	1	187,566.22	0.18
Total	110	$104,420,108.85	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	102	$96,375,662.71	92.30%
480	8	8,044,446.14	7.70
Total	110	$104,420,108.85	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	110	$104,420,108.85	100.00%
Total	110	$104,420,108.85	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	102	$96,375,662.71	92.30%
471—480	8	8,044,446.14	7.70
Total	110	$104,420,108.85	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—3	110	$104,420,108.85	100.00%
Total	110	$104,420,108.85	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
26—30	1	$199,058.67	0.19%
31—35	1	746,761.80	0.72
36—40	3	2,081,007.02	1.99
41—45	4	3,984,820.58	3.82
46—50	2	1,384,496.40	1.33
51—55	6	5,845,117.05	5.60
56—60	8	8,795,454.33	8.42
61—65	11	15,049,192.19	14.41
66—70	26	29,352,369.06	28.11
71—75	19	18,520,459.74	17.74
76—80	29	18,461,372.01	17.68
Total	110	$104,420,108.85	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
26—30	1	$199,058.67	0.19%
31—35	1	746,761.80	0.72
36—40	3	2,081,007.02	1.99
41—45	4	3,984,820.58	3.82
46—50	2	1,384,496.40	1.33
51—55	6	5,845,117.05	5.60
56—60	7	7,968,331.73	7.63
61—65	12	15,876,314.79	15.20
66—70	26	29,352,369.06	28.11
71—75	18	17,434,088.47	16.70
76—80	30	19,547,743.28	18.72
Total	110	$104,420,108.85	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
640—659	1	$233,124.00	0.22%
660—679	1	906,303.18	0.87
680—699	11	9,169,662.86	8.78
700—719	20	17,862,503.84	17.11
720—739	19	19,832,444.10	18.99
740—759	22	21,591,888.93	20.68
760—779	18	18,331,345.28	17.56
780—799	17	15,568,843.37	14.91
800 >=	1	923,993.29	0.88
Total	110	$104,420,108.85	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	10	$7,305,318.85	7.00%
Reduced Doc	100	97,114,790.00	93.00
Total	110	$104,420,108.85	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	2	$420,690.22	0.40%
Owner Occupied	105	102,358,096.12	98.03
Second Home	3	1,641,322.51	1.57
Total	110	$104,420,108.85	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Duplex	2	$1,561,230.03	1.50%
Low Rise Condo	8	5,649,168.70	5.41
PUD	26	23,591,874.18	22.59
Single Family Residence	74	73,617,835.94	70.50
Total	110	$104,420,108.85	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	21	$15,959,092.83	15.28%
Refi—Cash Out	21	24,360,834.29	23.33
Refi—No Cash Out	68	64,100,181.73	61.39
Total	110	$104,420,108.85	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	110	$104,420,108.85	100.00%
Total	110	$104,420,108.85	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	1	$187,566.22	0.18%
CA	72	71,600,478.85	68.57
IL	20	16,987,348.15	16.27
IN	1	677,064.04	0.65
MA	1	1,227,577.76	1.18
MI	1	405,071.52	0.39
NJ	1	390,307.50	0.37
NY	1	995,505.30	0.95
WA	12	11,949,189.51	11.44
Total	110	$104,420,108.85	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
15.00 or less	2	$1,414,330.34	1.35%
15.01—20.00	2	796,468.12	0.76
20.01—25.00	6	6,208,312.02	5.95
25.01—30.00	11	10,337,632.96	9.90
30.01—35.00	23	21,794,588.67	20.87
35.01—40.00	28	30,156,485.27	28.88
40.01—45.00	21	21,171,707.55	20.28
45.01—50.00	12	9,385,619.82	8.99
50.01—55.00	4	2,518,723.04	2.41
55.01—60.00	1	636,241.06	0.61
Total	110	$104,420,108.85	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 37.02%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	65	$60,992,554.80	58.41%
60.00 or less	2	2,733,179.00	2.62
65.01—70.00	2	1,523,394.08	1.46
70.01—75.00	1	1,675,733.49	1.60
75.01—80.00	12	14,553,620.92	13.94
80.01—85.00	5	4,295,087.20	4.11
85.01—90.00	13	10,556,272.74	10.11
90.01—95.00	10	8,090,266.62	7.75
Total	110	$104,420,108.85	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 80.69%.

WaMu Mortgage Pass-Through Certificates
Series 2007-OA1 Sub-Group 2
Mortgage Loans
Preliminary Collateral Information As of 01/01/07

TOTAL CURRENT BALANCE	$995,005,486
TOTAL ORIGINAL BALANCE	$995,687,738

NUMBER OF LOANS	1,799

			Minimum		Maximum
AVG CURRENT BALANCE	$553,088		$29,996		$3,000,000
AVG ORIGINAL BALANCE	$553,467		$29,900		$3,000,000

WAVG GROSS COUPON	3.39%		1.00%		10.07%
WAVG GROSS MARGIN	2.69%		1.70%		5.45%
WAVG MAX INT RATE	10.04%		9.30%		12.69%

WAVG CURRENT LTV	70.93%		11.79%		98.38%

WAVG FICO SCORE	728		601		820

WAVG MONTHS TO ROLL	1	Month(s)	1	Month(s)	2	Month(s)

WAVG NEG AM LIMIT	110%		110%		110%
WAVG PAYMENT CAP	7.50%		7.50%		7.50%
WAVG RECAST	60	Month(s)	60	Month(s)	60	Month(s)

WAVG ORIGINAL TERM	409	Month(s)	360	Month(s)	480	Month(s)
WAVG REMAINING TERM	408	Month(s)	353	Month(s)	480	Month(s)
WAVG SEASONING	0	Month(s)	0	Month(s)	7	Month(s)

NZ WAVG PREPAY TERM	16	Month(s)	12	Month(s)	36	Month(s)

TOP STATE CONC	CA(63.02%),FL(10.41%),AZ(3.83%)
MAXIMUM CA ZIPCODE	1.11%

FIRST PAY DATE			July 1,2006		February 1,2007

RATE CHANGE DATE			February 1,2007		March 1,2007

MATURITY DATE			June 1,2036		January 1,2047

PRODUCT	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Option ARM	1,799	$995,005,485.93	100.00%
Total	1,799	$995,005,485.93	100.00%

INDEX	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
MTA	1,799	$995,005,485.93	100.00%
Total	1,799	$995,005,485.93	100.00%

CURRENT BALANCE ($)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1—100,000	60	$4,269,564.30	0.43%
100,001—200,000	206	32,546,396.54	3.27
200,001—300,000	318	79,487,302.89	7.99
300,001—400,000	254	89,080,926.90	8.95
400,001—500,000	242	109,256,899.07	10.98
500,001—600,000	219	120,954,424.09	12.16
600,001—700,000	91	59,246,873.76	5.95
700,001—800,000	77	58,354,729.15	5.86
800,001—900,000	44	37,900,568.01	3.81
900,001—1,000,000	89	86,539,753.25	8.70
1,000,001—1,100,000	16	16,778,971.45	1.69
1,100,001—1,200,000	27	31,433,608.38	3.16
1,200,001—1,300,000	26	32,938,222.24	3.31
1,300,001—1,400,000	19	25,706,484.95	2.58
1,400,001—1,500,000	24	35,615,369.71	3.58
1,500,001—1,600,000	13	20,273,059.52	2.04
1,600,001—1,700,000	12	19,882,988.25	2.00
1,700,001—1,800,000	8	14,058,487.50	1.41
1,800,001—1,900,000	8	14,810,688.33	1.49
1,900,001—2,000,000	10	19,635,725.24	1.97
2,000,001—2,100,000	4	8,191,221.96	0.82
2,100,001—2,200,000	5	10,788,553.21	1.08
2,200,001—2,300,000	9	20,449,777.82	2.06
2,300,001—2,400,000	4	9,411,539.34	0.95
2,400,001—2,500,000	3	7,500,000.00	0.75
2,500,001 >=	11	29,893,350.07	3.00
Total	1,799	$995,005,485.93	100.00%

GROSS COUPON (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0.751—1.000	367	$230,514,583.02	23.17%
1.001—1.250	464	282,893,873.05	28.43
1.251—1.500	86	47,730,313.53	4.80
1.501—1.750	30	19,691,328.51	1.98
1.751—2.000	73	26,015,638.23	2.61
2.001—2.250	38	14,384,252.00	1.45
2.251—2.500	35	18,018,080.00	1.81
2.501—2.750	20	8,021,475.00	0.81
2.751—3.000	33	6,190,687.25	0.62
3.001—3.250	15	4,200,867.72	0.42
3.251—3.500	11	1,846,530.85	0.19
3.501—3.750	8	1,975,200.00	0.20
3.751—4.000	3	825,000.00	0.08
6.501—6.750	2	692,967.97	0.07
6.751—7.000	27	16,117,361.85	1.62
7.001—7.250	48	30,925,065.17	3.11
7.251—7.500	157	93,264,907.32	9.37
7.501—7.750	222	121,506,569.57	12.21
7.751—8.000	75	44,121,907.92	4.43
8.001—8.250	21	3,972,631.20	0.40
8.251—8.500	11	2,784,033.56	0.28
8.501—8.750	23	8,641,438.10	0.87
8.751—9.000	13	6,249,057.47	0.63
9.001—9.250	9	2,173,686.64	0.22
9.251—9.500	4	1,526,767.07	0.15
9.501—9.750	2	284,173.16	0.03
9.751—10.000	1	97,375.63	0.01
10.001—10.250	1	339,714.14	0.03
Total	1,799	$995,005,485.93	100.00%

GROSS MARGIN (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
1.501—1.750	1	$169,717.89	0.02%
1.751—2.000	35	20,967,950.06	2.11
2.001—2.250	102	69,662,313.93	7.00
2.251—2.500	343	240,260,344.99	24.15
2.501—2.750	592	318,375,540.07	32.00
2.751—3.000	472	265,504,266.75	26.68
3.001—3.250	28	7,907,746.46	0.79
3.251—3.500	41	11,806,055.07	1.19
3.501—3.750	57	20,451,421.89	2.06
3.751—4.000	50	16,069,453.17	1.62
4.001—4.250	44	14,231,433.60	1.43
4.251—4.500	11	2,694,098.31	0.27
4.501—4.750	13	3,681,982.68	0.37
4.751—5.000	6	1,069,746.92	0.11
5.001—5.250	3	1,480,214.14	0.15
5.251—5.500	1	673,200.00	0.07
Total	1,799	$995,005,485.93	100.00%

MAX INT RATE (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
9.251—9.500	1	$858,000.00	0.09%
9.501—9.750	377	233,031,114.32	23.42
9.751—10.000	560	331,068,292.95	33.27
10.001—10.250	519	297,365,866.32	29.89
10.251—10.500	108	57,582,006.72	5.79
10.501—10.750	26	8,703,728.37	0.87
10.751—11.000	80	25,473,191.28	2.56
11.001—11.250	64	21,228,240.79	2.13
11.251—11.500	33	9,763,699.93	0.98
11.501—11.750	15	4,125,238.98	0.41
11.751—12.000	10	3,930,316.50	0.40
12.001—12.250	2	285,500.00	0.03
12.251—12.500	3	1,250,575.63	0.13
12.501—12.750	1	339,714.14	0.03
Total	1,799	$995,005,485.93	100.00%

ORIGINAL TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
360	1,116	$589,876,233.32	59.28%
480	683	405,129,252.61	40.72
Total	1,799	$995,005,485.93	100.00%

NEG AM LIMIT (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
110	1,799	$995,005,485.93	100.00%
Total	1,799	$995,005,485.93	100.00%

REMAINING TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
351—360	1,116	$589,876,233.32	59.28%
471—480	683	405,129,252.61	40.72
Total	1,799	$995,005,485.93	100.00%

SEASONING (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 0	1,172	$657,520,467.45	66.08%
1—3	625	336,223,652.25	33.79
4—6	1	966,217.73	0.10
7—9	1	295,148.50	0.03
Total	1,799	$995,005,485.93	100.00%

CURRENT LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	6	$1,160,269.51	0.12%
21—25	10	1,423,315.70	0.14
26—30	20	8,855,637.03	0.89
31—35	24	9,496,211.07	0.95
36—40	24	8,299,779.42	0.83
41—45	45	17,888,982.63	1.80
46—50	47	24,396,039.00	2.45
51—55	65	37,667,143.93	3.79
56—60	91	61,593,071.23	6.19
61—65	118	82,085,914.40	8.25
66—70	231	146,845,452.23	14.76
71—75	208	134,911,638.55	13.56
76—80	825	437,851,936.73	44.00
81—85	17	6,752,091.36	0.68
86—90	62	14,106,420.29	1.42
91—95	5	1,376,434.35	0.14
96—100	1	295,148.50	0.03
Total	1,799	$995,005,485.93	100.00%

ORIGINAL LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
<= 20	6	$1,160,269.51	0.12%
21—25	10	1,423,315.70	0.14
26—30	20	8,855,637.03	0.89
31—35	24	9,496,211.07	0.95
36—40	24	8,299,779.42	0.83
41—45	42	16,971,246.55	1.71
46—50	50	25,313,775.08	2.54
51—55	66	37,699,096.61	3.79
56—60	90	61,561,118.55	6.19
61—65	123	82,278,670.68	8.27
66—70	224	145,567,290.48	14.63
71—75	212	136,641,662.87	13.73
76—80	831	441,546,056.60	44.38
81—85	10	2,940,567.23	0.30
86—90	61	13,579,205.70	1.36
91—95	5	1,376,434.35	0.14
96—100	1	295,148.50	0.03
Total	1,799	$995,005,485.93	100.00%

FICO SCORE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
600—619	10	$2,660,962.70	0.27%
620—639	42	9,812,884.89	0.99
640—659	75	37,883,026.17	3.81
660—679	70	37,603,439.84	3.78
680—699	274	148,357,709.08	14.91
700—719	281	166,213,190.52	16.70
720—739	316	195,914,766.59	19.69
740—759	265	150,309,919.96	15.11
760—779	247	141,807,134.06	14.25
780—799	149	74,018,604.83	7.44
800 >=	70	30,423,847.29	3.06
Total	1,799	$995,005,485.93	100.00%

DOCUMENTATION	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Full	136	$53,108,931.37	5.34%
Reduced Doc	1,663	941,896,554.56	94.66
Total	1,799	$995,005,485.93	100.00%

OCCUPANCY	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Investor	322	$112,948,066.46	11.35%
Owner Occupied	1,298	797,462,691.04	80.15
Second Home	179	84,594,728.43	8.50
Total	1,799	$995,005,485.93	100.00%

PROPERTY TYPE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Co-Op	4	$1,302,097.90	0.13%
Duplex	63	26,405,116.00	2.65
Fourplex	5	1,857,375.83	0.19
Low Rise Condo	254	109,529,764.43	11.01
PUD	357	218,135,015.28	21.92
Single Family Residence	1,113	636,186,616.49	63.94
Triplex	3	1,589,500.00	0.16
Total	1,799	$995,005,485.93	100.00%

PURPOSE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Purchase	582	$306,344,659.12	30.79%
Refi—Cash Out	844	456,871,578.82	45.92
Refi—No Cash Out	373	231,789,247.99	23.30
Total	1,799	$995,005,485.93	100.00%

PREPAY TERM (Months)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
0	433	$273,605,909.58	27.50%
12	1,080	596,952,600.92	59.99
30	22	9,656,635.71	0.97
36	264	114,790,339.72	11.54
Total	1,799	$995,005,485.93	100.00%

STATE	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
AZ	73	$38,084,159.03	3.83%
CA	1,004	627,049,706.89	63.02
CO	21	13,325,388.65	1.34
CT	16	9,706,079.75	0.98
FL	217	103,596,562.36	10.41
GA	20	5,176,414.35	0.52
ID	3	1,426,547.96	0.14
IL	39	17,159,868.83	1.72
IN	8	997,710.47	0.10
KY	1	84,000.00	0.01
MA	20	10,731,163.74	1.08
MD	19	10,045,655.32	1.01
ME	1	229,600.00	0.02
MI	10	2,667,030.73	0.27
MN	25	7,980,400.88	0.80
MO	3	686,220.00	0.07
NC	8	5,045,878.90	0.51
NH	3	1,812,400.00	0.18
NJ	30	15,763,253.51	1.58
NV	38	14,902,738.61	1.50
NY	52	30,636,123.68	3.08
OH	7	2,298,968.42	0.23
OR	24	8,912,556.27	0.90
PA	18	4,116,606.64	0.41
SC	8	3,800,161.28	0.38
TN	3	949,026.51	0.10
TX	18	6,065,325.09	0.61
UT	8	5,043,036.45	0.51
VA	27	16,646,936.16	1.67
VT	1	146,649.69	0.01
WA	64	27,199,701.64	2.73
WI	9	1,385,064.12	0.14
WY	1	1,334,550.00	0.13
Total	1,799	$995,005,485.93	100.00%

BACK DTI (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
Data Not Compiled	1,174	$668,585,333.18	67.19%
15.00 or less	15	3,310,321.80	0.33
15.01—20.00	16	6,818,149.31	0.69
20.01—25.00	28	11,203,750.63	1.13
25.01—30.00	59	29,594,204.08	2.97
30.01—35.00	92	47,945,279.74	4.82
35.01—40.00	140	71,208,214.14	7.16
40.01—45.00	123	69,932,590.17	7.03
45.01—50.00	84	46,004,999.41	4.62
50.01—55.00	50	32,991,684.77	3.32
55.01—60.00	16	7,071,414.36	0.71
60.01 >=	2	339,544.34	0.03
Total	1,799	$995,005,485.93	100.00%

 At origination, the weighted average monthly debt-to-income ratio of all debt of the mortgage loans (exclusive of the data not compiled) was approximately 39.64%.

With respect to the data not compiled for the mortgage loans, no assurance can be given that the monthly debt-to-income ratio of all debt distribution of such mortgage loans does not differ from such distribution for the remaining mortgage loans, and the distribution could differ substantially.

COMBINED LTV (%)	Number of Mortgage Loans	Principal Balance Outstanding as of the Cut-off Date	% of Aggregate Principal Balance Outstanding as of the Cut-off Date
No Second Lien	1,566	$867,522,472.39	87.19%
60.00 or less	10	7,114,799.66	0.72
60.01—65.00	3	1,418,185.96	0.14
65.01—70.00	5	4,511,015.86	0.45
70.01—75.00	9	9,348,430.86	0.94
75.01—80.00	13	7,243,861.03	0.73
80.01—85.00	19	10,256,401.01	1.03
85.01—90.00	139	70,232,313.36	7.06
90.01—95.00	35	17,358,005.80	1.74
Total	1,799	$995,005,485.93	100.00%

 At origination, the weighted average combined loan-to-value ratio of the first and second liens of the mortgage loans (exclusive of mortgage loans with no second lien) was approximately 83.79%.